Exhibit 99.1

Driven Brands Holdings Inc. Reports First Quarter Results

Delivers Strong Same-Store Sales and Net Store Growth

Reports Robust Operating Income and Earnings Per Share Growth

Charlotte, N.C. (April 27, 2022) - Driven Brands Holdings Inc. (NASDAQ: DRVN) (“Driven Brands” or the “Company”) today reported financial results for the first quarter ended March 26, 2022.

For the first quarter, revenue was $468.3 million, an increase of 42% versus the prior year. System-wide sales were $1.3 billion, an increase of 26% versus the prior year, with 8% net store growth and an increase in consolidated same-store sales of 15.6%.

Earnings per diluted share was $0.20 for the first quarter.

Adjusted earnings per diluted share2 was $0.28, an increase of 47% versus the prior year.

“Driven Brands posted strong first quarter results despite a challenging macroeconomic landscape. Our scale and sophistication allowed us to navigate continued supply chain challenges and an accelerating inflationary environment. This scale and sophistication, coupled with our proven playbook for growth, allowed us to once again outperform expectations,” said Jonathan Fitzpatrick, president and CEO. “This would not be possible without the hard work of the entire team, from our employees to franchisees. Their relentless focus on operational excellence delivered quality results,” Fitzpatrick added.

“We continue to be enthusiastic about fiscal 2022. With our scale, the significant whitespace in this fragmented and needs-based industry, and our robust cash generation engine, our business model remains well-positioned to maximize long-term value for all of our stakeholders.”

First Quarter Highlights

•	Revenue increased 42% versus the prior year, driven by same-store sales and net store growth.

•	Consolidated same-store sales increased 15.6% for the quarter, and all segments posted positive same-store sales.

•	The Company added 114 net new stores during the quarter.

•	Net income in the first quarter was $34.4 million.

•	Adjusted Net Income[1] was $47.8 million, an increase of 57% versus the prior year.

•	Adjusted EBITDA[3] was $118.5 million, an increase of 52% versus the prior year.

First Quarter 2022 Key Performance Indicators by Segment

	System-wide Sales (in millions)	Store Count	Same-Store Sales	Revenue (in millions)	Segment Adjusted EBITDA[4] (in millions)
Maintenance	$357.1	1,531	19.2%	$178.7	$52.5
Car Wash	157.6	1,063	6.6%	159.3	55.7
Paint, Collision & Glass	659.0	1,730	13.7%	79.4	29.0
Platform Services	90.8	202	30.9%	43.2	14.2
Corporate / Other	N/A	N/A	N/A	7.7

Total	$1,264.5	4,526	15.6%	$468.3

Capital and Liquidity

The Company ended the first quarter with total liquidity of $667.9 million, consisting of $270.7 million in cash and cash equivalents, and $397.2 million of undrawn capacity on its variable funding securitization senior notes and revolving credit facility.

Fiscal Year 2022 Guidance

The Company provided the following guidance5 for the fiscal year ending December 31, 2022 on February 16, 2022 and will provide updated guidance in connection with the release of its second quarter results:

•	Revenue of approximately $1.9 billion.

•	Adjusted EBITDA[3] of approximately $465 million.

•	Adjusted Earnings per Share[2] of approximately $1.04.

The above guidance includes the impact of the 79 acquired Auto Glass Now stores and the 53rd week in fiscal year 2022. The impact of the extra week is expected to yield approximately $16 million in revenue, $4 million in Adjusted EBITDA3 and approximately $0.02 in Adjusted Earnings Per Share2.

The Company also expects:

•	Mid-single-digit same-store sales growth.

•	Net store growth of approximately 225:

•	Maintenance: approximately 145 stores of which 65% will be franchised and 35% will be company-operated

•	Car Wash: approximately 45 stores which will be company-operated

•	Paint, Collision & Glass: approximately 35 stores which will be company-operated.

The Company has not included future M&A in its guidance for fiscal year 2022.

[5]	See Disclosure Regarding Non-GAAP Financial Measures

Conference Call

Driven Brands will host a conference call to discuss first quarter 2022 results today, Wednesday, April 27, 2022 at 9:00am ET. The call will be available by webcast and can be accessed by visiting Driven Brands’ Investor Relations website at investors.drivenbrands.com. A replay of the call will be available until July 26, 2022.

About Driven Brands

Driven Brands™, headquartered in Charlotte, NC, is the largest automotive services company in North America, providing a range of consumer and commercial automotive needs, including paint, collision, glass, vehicle repair, oil change, maintenance and car wash. Driven Brands is the parent company of some of North America’s leading automotive service businesses including Take 5 Oil Change®, Meineke Car Care Centers®, Maaco®, 1-800-Radiator & A/C®, and CARSTAR®. Driven Brands has more than 4,500 locations across 15 countries, and services over 50 million vehicles annually. Driven Brands’ network generates more than $1.6 billion in annual revenue from more than $4.7 billion in system-wide sales.

Contacts

Shareholder/Analyst inquiries:	Media inquiries:
Rachel Webb	Taylor Blanchard
rachel.webb@drivenbrands.com	taylor.blanchard@drivenbrands.com
(704) 644-8125	(704) 644-8129

Disclosure Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are generally identified by the use of forward-looking terminology, including the terms “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “likely,” “may,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and, in each case, their negative or other various or comparable terminology. All statements other than statements of historical facts contained in this press release, including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management, and expected market growth are forward-looking statements. In particular, forward-looking statements include, among other things, statements relating to: (i) our strategy, outlook and growth prospects; (ii) our operational and financial targets and dividend policy; (iii) general economic trends and trends in the industry and markets; and (iv) the competitive environment in which we operate. Forward-looking statements are not based on historical facts but instead represent our current expectations and assumptions regarding our business, the economy and other future conditions, and involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. It is not possible to predict or identify all such risks. These risks include, but are not limited to, the risk factors that are described under the section titled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 25, 2021 and in our other filings with the Securities and Exchange Commission, which are available on its website at www.sec.gov. Given these uncertainties, you should not place undue reliance on these forward-looking statements.

Forward-looking statements represent our estimates and assumptions only as of the date on which they are made, and we undertake no obligation to update or review publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Disclosure Regarding Non-GAAP Financial Measures

In addition to the financial measures presented in this release in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), the Company has included certain non-GAAP financial measures in this release, including Adjusted Net Income1, Adjusted Earnings Per Share2, and Adjusted EBITDA3. Management believes these non-GAAP financial measures are useful because they enable management, investors, and others to assess the operating performance of the Company and its segments. Please refer to the Reconciliation of Non-GAAP Financial Information tables located in the financial supplement in this release.

This release includes forward-looking guidance for certain non-GAAP financial measures, including Adjusted Earnings Per Share2 and Adjusted EBITDA3. These measures will differ from net income, determined in accordance with GAAP, in ways similar to those described in the Reconciliation of Non-GAAP Financial Information tables in this release. We do not provide guidance for net income, determined in accordance with GAAP, or a reconciliation of guidance for Adjusted EBITDA3 to the most directly comparable GAAP measure because the Company is not able to predict with reasonable certainty the amount or nature of all items that will be included in net income.

[1]

“Adjusted Net Income” is calculated by eliminating from net income the adjustments described for Adjusted EBITDA, amortization related to acquired intangible assets and the tax effect of the adjustments. Please refer to Reconciliation of Non-GAAP Information tables located in the financial supplement in this release.

[2]

“Adjusted Earnings Per Share” represents Adjusted Net Income divided by weighted average shares (basic and diluted). Please refer to Reconciliation of Non-GAAP Information tables located in the financial supplement in this release.

[3]

“Adjusted EBITDA” represents earnings before interest expense, income tax expense, and depreciation and amortization, with further adjustments for acquisition-related costs, straight-line rent, equity compensation, loss on debt extinguishment and certain non-recurring, non-core, infrequent or unusual charges. Please refer to Reconciliation of Non-GAAP Information tables located in the financial supplement in this release.

[4]

“Segment Adjusted EBITDA” is defined as Adjusted EBITDA with a further adjustment for store opening costs. Corporate & Other costs are not allocated across segments. Segment Adjusted EBITDA is a supplemental measure of operating performance of our segments and may not be comparable to similar measures reported by other companies. Please refer to Adjusted EBITDA and Segment Adjusted EBITDA Reconciliation located in the financial supplement in this release.

DRIVEN BRANDS HOLDINGS INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three months ended
(in thousands, except per share amounts)	March 26, 2022	March 27, 2021
Revenue:
Franchise royalties and fees	$37,888	$30,414
Company-operated store sales	292,391	183,855
Independently-operated store sales	63,089	56,163
Advertising contributions	19,698	17,255
Supply and other revenue	55,257	41,733

Total revenue	468,323	329,420

Operating expenses:
Company-operated store expenses	177,867	112,756
Independently-operated store expenses	33,299	31,108
Advertising expenses	19,698	17,255
Supply and other expenses	32,774	22,489
Selling, general and administrative expenses	92,220	69,050
Acquisition costs	4,318	1,646
Store opening costs	506	289
Depreciation and amortization	33,023	23,852
Asset impairment charges and lease terminations	898	1,253

Total operating expenses	394,603	279,698

Operating income	73,720	49,722

Other expenses, net:
Interest expense, net	25,353	18,091
Loss on foreign currency transactions, net	971	10,511
Loss on debt extinguishment	—	45,498

Total other expenses, net	26,324	74,100

Net income (loss) before taxes	47,396	(24,378)
Income tax expense (benefit)	12,968	(4,446)

Net income (loss)	$34,428	$(19,932)
Net income (loss) attributable to non-controlling interests	$(15)	$7

Net income (loss) attributable to Driven Brands Holdings Inc.	$34,443	$(19,939)

Earnings per share(1):
Basic	$0.21	$(0.13)

Diluted	$0.20	$(0.13)

Weighted average shares outstanding(1):
Basic	162,762	154,827
Diluted	166,748	154,827

DRIVEN BRANDS HOLDINGS INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(in thousands)	March 26, 2022	December 25, 2021
Assets
Current assets:
Cash and cash equivalents	$270,681	$523,414
Restricted cash	792	792
Accounts and notes receivable, net	133,809	117,903
Inventory	48,883	46,990
Prepaid and other assets	24,640	24,326
Income tax receivable	5,070	6,867
Advertising fund assets, restricted	51,281	45,360
Assets held for sale	3,275	3,275

Total current assets	538,431	768,927
Notes receivable, net	8,918	3,182
Property and equipment, net	1,384,770	1,350,984
Operating lease right-of-use assets	1,026,537	995,625
Deferred commissions	10,623	10,567
Intangibles, net	862,761	816,183
Goodwill	2,044,594	1,910,392
Deferred tax assets	1,477	1,509

Total assets	$5,878,111	$5,857,369

Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$85,468	$83,033
Accrued expenses and other liabilities	241,730	297,620
Income taxes payable	20,642	11,054
Current portion of long-term debt	22,969	26,044
Income tax receivable liability	24,255	24,255
Advertising fund liabilities	29,022	26,441

Total current liabilities	424,086	468,447
Long-term debt, net	2,358,379	2,356,320
Deferred tax liability	256,535	257,067
Operating lease liabilities	961,182	931,604
Income tax receivable liability	131,715	131,715
Deferred revenue	39,541	37,576
Accrued expenses and other long-term liabilities	28,181	29,398

Total liabilities	4,199,619	4,212,127
Common stock	1,675	1,674
Additional paid-in capital	1,610,585	1,605,890
Retained earnings	76,050	41,607
Accumulated other comprehensive loss	(10,483)	(5,028)

Total shareholders’ equity attributable to Driven Brands Holdings Inc.	1,677,827	1,644,143

Non-controlling interests	665	1,099

Total shareholders’ equity	1,678,492	1,645,242

Total liabilities and shareholders’ equity	$5,878,111	$5,857,369

DRIVEN BRANDS HOLDINGS INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Three months ended
(in thousands)	March 26, 2022	March 27, 2021
Net income (loss)	$34,428	$(19,932)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	33,023	23,852
Non-cash lease cost	17,002	20,028
Loss on foreign denominated transactions	970	13,000
Gain on derivatives not designed as hedges	—	(2,489)
Bad debt expense	372	657
Asset impairment costs	898	1,253
Amortization of deferred financing costs and bond discounts	2,224	2,139
Benefit (provision) for deferred income taxes	132	(8,018)
Loss on extinguishment of debt	—	45,498
Other, net	1,597	(749)
Changes in assets and liabilities, net of acquisitions:
Accounts and notes receivable, net	(21,123)	(19,693)
Inventory	(1,787)	135
Prepaid and other assets	397	(8,184)
Advertising fund assets and liabilities, restricted	(1,204)	2,621
Deferred commissions	(39)	(573)
Deferred revenue	455	1,551
Accounts payable	509	638
Accrued expenses and other liabilities	(61,624)	(6,451)
Income tax receivable	11,476	3,061
Operating lease liabilities	(8,666)	(15,758)

Cash provided by operating activities	9,040	32,586

Cash flows from investing activities:		—
Capital expenditures	(68,967)	(23,280)
Cash used in business acquisitions, net of cash acquired	(224,526)	(26,732)
Proceeds from sale-leaseback transactions	37,781	41,023
Proceeds from sale of company-operated stores	—	4,481
Proceeds from disposition of Denmark car wash operation	1,577	—
Proceeds from disposal of property and equipment	803	—

Cash used in investing activities	(253,332)	(4,508)

Cash flows from financing activities:
Repayment of long-term debt	(4,820)	(707,384)
Proceeds from revolving lines of credit and short-term debt	—	114,800
Repayments of revolving lines of credit and short-term debt	—	(132,800)
Repayment of principal portion of finance lease liability	(879)	(409)
Proceeds from initial public offering, net of underwriting discounts	—	661,500
Net proceeds from underwriters’ exercise of over-allotment option	—	99,225
Repurchases of common stock	—	(42,977)
Payment for termination of interest rate swaps	—	(21,826)
Other, net	(20)	—

Cash provided by financing activities	(5,719)	(29,871)

Effect of exchange rate changes on cash	(592)	650
Net change in cash, cash equivalents, restricted cash, and cash included in advertising fund assets, restricted	(250,603)	(1,143)
Cash and cash equivalents, beginning of period	523,414	172,611
Cash included in advertising fund assets, restricted, beginning of period	38,586	19,369
Restricted cash, beginning of period	792	15,827

Cash, cash equivalents, restricted cash, and cash included in advertising fund assets, restricted, beginning of period	562,792	207,807

Cash and cash equivalents, end of period	270,681	175,371
Cash included in advertising fund assets, restricted, end of period	40,716	21,160
Restricted cash, end of period	792	10,133

Cash, cash equivalents, restricted cash, and cash included in advertising fund assets, restricted, end of period	$312,189	$206,664

DRIVEN BRANDS HOLDINGS INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION (UNAUDITED)

Adjusted Net Income and Adjusted Earnings Per Share

	Three months ended
(in thousands, except per share amounts)	March 26, 2022	March 27, 2021
Net income (loss)	$34,428	$(19,932)
Acquisition related costs(a)	4,318	1,646
Non-core items and project costs, net(b)	866	32
Straight-line rent adjustment(c)	4,093	2,485
Equity-based compensation expense(d)	2,618	983
Foreign currency transaction (gain) loss, net(e)	971	10,511
Asset sale leaseback (gain) loss, impairment and closed store expenses(f)	(124)	(786)
Loss on debt extinguishment(g)	—	45,498
Amortization related to acquired intangible assets(h)	5,142	3,652
Provision for uncertain tax positions(i)	76	—

Adjusted net income before tax impact of adjustments	52,388	44,089
Tax impact of adjustments(j)	(4,612)	(13,641)

Adjusted net income	47,776	30,448

Net (loss) income attributable to non-controlling interest	(15)	7

Adjusted net income attributable to Driven Brands Holdings Inc.	$47,791	$30,441

Adjusted earnings per share
Basic(1)	$0.29	$0.19

Diluted(1)	$0.28	$0.19

Weighted average shares outstanding
Basic	162,762	154,827

Diluted	166,748	158,761

(1)

Adjusted earnings per share is calculated under the two-class method. Under the two-class method, adjusted earnings per share is calculated using adjusted net income attributable to common shares, which is derived by reducing adjusted net income by the amount attributable to participating securities. Adjusted net income attributable to participating securities used in the basic earnings per share calculation was $1.0 million and $0.7 million for the three months ended March 26, 2022 and March 27, 2021, respectively, and adjusted net income attributable to participating securities used in the diluted earnings per share calculation was $0.9 million and $0.7 million for the three months ended March 26, 2022 and March 27, 2021, respectively.

DRIVEN BRANDS HOLDINGS INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION (UNAUDITED)

Net Income (Loss) to Adjusted EBITDA Reconciliation

	Three months ended
(in thousands)	March 26, 2022	March 27, 2021
Net income (loss)	34,428	$(19,932)
Income tax expense	12,968	(4,446)
Interest expense, net	25,353	18,091
Depreciation and amortization	33,023	23,852

EBITDA	105,772	17,565

Acquisition related costs(a)	4,318	1,646
Non-core items and project costs, net(b)	866	32
Straight-line rent adjustment(c)	4,093	2,485
Equity-based compensation expense(d)	2,618	983
Foreign currency transaction loss, net(e)	971	10,511
Asset sale leaseback (gain) loss, impairment and closed store expenses(f)	(124)	(786)
Loss on debt extinguishment(g)	—	45,498

Adjusted EBITDA	$118,514	$77,934

a.

Consists of acquisition costs as reflected within the consolidated statement of operations, including legal, consulting and other fees and expenses incurred in connection with acquisitions completed during the applicable period, as well as inventory rationalization expenses incurred in connection with acquisitions. We expect to incur similar costs in connection with other acquisitions in the future and, under U.S. GAAP, such costs relating to acquisitions are expensed as incurred and not capitalized.

b.

Consists of discrete items and project costs, including (i) third-party consulting and professional fees associated with strategic transformation initiatives, and (ii) other miscellaneous expenses, including non-capitalizable expenses relating to the Company’s initial public offering and other strategic transactions

c.	Consists of the non-cash portion of rent expense, which reflects the extent to which our straight-line rent expense recognized under U.S. GAAP exceeds or is less than our cash rent payments.
d.	Represents non-cash equity-based compensation expense.
e.

Represents foreign currency transaction gains/losses, net that primarily related to the remeasurement of our intercompany loans. These losses are partially offset by unrealized gains/losses on remeasurement of cross currency swaps and forward contracts.

f.

Relates to (gain) loss on sale leasebacks, the discontinuation of the use of a trade name, as well as impairment of certain fixed assets and operating lease right-of-use assets related to closed locations. Also represents lease exit costs and other costs associated with stores that were closed prior to the irrespective lease termination dates.

g.	Represents the write-off of debt issuance costs associated with early termination of debt.
h.	Consists of amortization related to acquired intangible assets as reflected within depreciation and amortization in the consolidated statements of operations.
i.	Represents uncertain tax positions recorded for tax positions, inclusive of interest and penalties.
j.

Represents the tax impact of adjustments associated with the reconciling items between net income and Adjusted Net Income, excluding the provision for uncertain tax positions and valuation allowance for certain deferred tax assets. To determine the tax impact of the deductible reconciling items, we utilized statutory income tax rates ranging from 9% to 36%, depending upon the tax attributes of each adjustment and the applicable jurisdiction.

DRIVEN BRANDS HOLDINGS INC. AND SUBSIDIARIES

ADJUSTED EBITDA AND SEGMENT ADJUSTED EBITDA RECONCILIATION (UNAUDITED)

	Three months ended
(in thousands)	March 26, 2022	March 27, 2021
Segment Adjusted EBITDA:
Maintenance	$52,485	$40,440
Car Wash	55,720	34,155
Paint, Collision & Glass	29,012	17,639
Platform Services	14,165	11,008
Corporate and other	(32,362)	(25,019)
Store opening costs	(506)	(289)

Adjusted EBITDA	$118,514	$77,934

DRIVEN BRANDS HOLDINGS INC. AND SUBSIDIARIES

ADDITIONAL INFORMATION ON KEY PERFORMANCE INDICATORS (UNAUDITED)

	Three months ended March 26, 2022
(in thousands)	Maintenance	Car Wash	Paint, Collision & Glass	Platform Services	Total
System-wide Store sales
Franchise stores	$200,284	$—	619,063	$89,643	$908,990
Company-operated stores	156,828	94,495	39,904	1,151	292,378
Independently operated Stores	—	63,089	—	—	63,089

Total System-wide Sales	$357,112	$157,584	$658,967	$90,794	$1,264,457

Store Count (in whole numbers)
Franchise stores	982	—	1,611	201	2,794
Company-operated stores	549	341	119	1	1,010
Independently operated Stores	—	722	—	—	722

Total Store Count	1,531	1,063	1,730	202	4,526

	Three months ended March 27, 2021
(in thousands)	Maintenance	Car Wash	Paint, Collision & Glass	Platform Services	Total
System-wide Store sales
Franchise stores	$163,817	$—	$530,503	$68,373	$762,693
Company-operated stores	114,067	57,048	$11,930	$983	184,028
Independently operated Stores	—	56,163	—	—	56,163

Total System-wide Sales	$277,884	$113,211	$542,433	$69,356	$1,002,884

Store Count (in whole numbers)
Franchise stores	975	—	1,594	197	2,766
Company-operated stores	495	220	33	1	749
Independently operated Stores	—	734	—	—	734

Total Store Count	1,470	954	1,627	198	4,249

62 Drive N Style stores are included in the Maintenance store count for the three months ended March 27, 2021 as previously reported, but none are included in store count for the three months ended March 26, 2022 as they are held for sale.